UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 12, 2023
ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)
Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1430 Bradley Lane, Suite 196, Carrollton, Texas	75007
(Address of Principal Executive Offices)	(Zip Code)
(918) 251-9121
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	AEY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On April 7 and April 121, 2023, ADDvantage Technologies Group, Inc. (the “Company”) entered into securities purchase agreements (the “Securities Purchase Agreements”) with Mast Hill Fund, L.P. (“Mast Hill”) for the issuance of 13% senior secured promissory notes in the aggregate principal amount of up to $3,000,000.00 (collectively the “Notes”) convertible into shares of common stock of the Company, as well as the issuance of up to 72,000 shares of common stock as a commitment fee and warrants for the purchase of up to 648,000 shares of common stock of the Company. The Company and its subsidiaries have entered into certain Security Agreements, creating a security interest in certain property of the Company and its subsidiaries to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Notes. The Mast Hill transactions closed on April 7 and April 12, 2023 (each, a “Closing Date”). Revere Securities LLC acted as advisor to the Company in connection with the transactions.

On April 7, 2023, Mast Hill acquired the Notes with principal amount of $2,421,052.63 and paid the purchase price of $2,300,000.00 after an original issue discount of $121,052.63. On the same Closing Date, the Company issued (i) a warrant to purchase 290,526 shares of common stock with an exercise price of $2.50 exercisable until the five-year anniversary of the Closing Date, (ii) a warrant to purchase 232,421 shares of common stock with an exercise price of $1.40 exercisable until the five-year anniversary of the Closing Date, which warrant shall be cancelled and extinguished against payment of the Notes, and (iii) 58,105 shares of common stock to Mast Hill as additional consideration for the purchase of the Note. On the Closing Date, the Company delivered such duly executed Notes, warrants and common stock to Mast Hill against delivery of such purchase price.

On April 12, 2023, Mast Hill acquired the Notes with principal amount of $578,947.37 and paid the purchase price of $550,000.00 for the Note after an original issue discount of $28,947.37. In the same Closing Date, the Company (i) issued a warrant to purchase 69,474 shares of common stock with an exercise price of $2.50 exercisable until the five-year anniversary of the Closing Date, (ii) issued a warrant to purchase 55,579 shares of common stock with an exercise price of $1.40 exercisable until the five-year anniversary of the Closing Date, which warrant shall be cancelled and extinguished against payment of the Notes, and (iii) issued 13,895 shares of common stock to Mast Hill as additional consideration for the purchase of the Note. The Company delivered such duly executed Notes, warrants and shares to Mast Hill on the Closing Date.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished herewith:

Exhibit 10.1	Securities Purchase Agreement, dated April 7, 2023, between ADDvantage Technologies Group, Inc. and Mast Hill Fund, L.P.
Exhibit 10.2	Security Agreement, dated April 7, 2023, between ADDvantage Technologies Group, Inc., Fulton Technologies, Inc., Nave Communications Company, ADDvantage Triton, LLC and Mast Hill Fund, L.P.
Exhibit 10.3	Senior Secured Promissory note, dated April 7, 2023, between ADDvantage Technologies Group, Inc. and Mast Hill Fund, L.P.
Exhibit 10.4	First Warrant, dated April 7, 2023, between ADDvantage Technologies Group, Inc. and Mast Hill Fund, L.P.
Exhibit 10.5	Second Warrant, dated April 7, 2023, between ADDvantage Technologies Group, Inc. and Mast Hill Fund, L.P.
Exhibit 10.6	Securities Purchase Agreement, dated April 12, 2023, between ADDvantage Technologies Group, Inc. and Mast Hill Fund, L.P.
Exhibit 10.7	Security Agreement, dated April 12, 2023, between ADDvantage Technologies Group, Inc., Fulton Technologies, Inc., Nave Communications Company, ADDvantage Triton, LLC and Mast Hill Fund, L.P.
Exhibit 10.8	Senior Secured Promissory note, dated April 12, 2023, between ADDvantage Technologies Group, Inc. and Mast Hill Fund, L.P.
Exhibit 10.9	First Warrant, dated April 12, 2023, between ADDvantage Technologies Group, Inc. and Mast Hill Fund, L.P.
Exhibit 10.10	Second Warrant, dated April 12, 2023, between ADDvantage Technologies Group, Inc. and Mast Hill Fund, L.P.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDvantage Technologies Group, Inc.

Date: April 12, 2023

/s/ Michael A. Rutledge
Michael A. Rutledge
Chief Financial Officer